Exhibit 99.1

CONTACT:

Steve Martens, VP Investor Relations

Molex Incorporated

630-527-4344

For Immediate Release

MOLEX REPORTS FISCAL 2012 THIRD QUARTER RESULTS

AND ANNOUNCES DIVIDEND INCREASE

Lisle, Ill., USA – April 25, 2012 — Molex Incorporated (NASDAQ: MOLX and MOLXA), a global electronic components company, today reported results for its third quarter ended March 31, 2012.

	Three Months Ended
USD millions, except per share data	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011
Net revenue	$837.1	$857.6	$874.5
Net income	64.9	64.0	68.1
Earnings per share	0.36	0.36	0.39

Revenue for the March 2012 quarter was $837.1 million, down 2.4% from the December 2011 quarter and 4.3% from the March 2011 quarter. Revenue in local currencies declined 2.0% from the December 2011 quarter and 4.8% from the March 2011 quarter. Net income for the March 2012 quarter was $64.9 million or $0.36 per share, compared with net income of $64.0 million or $0.36 per share for the December 2011 quarter and net income of $68.1 million or $0.39 per share for the March 2011 quarter. Net income for the March 2012 quarter includes a net tax benefit of $3.0 million ($0.02 per share) resulting from the release of net operating loss valuation allowances no longer required, partially offset by adjustments to deferred tax assets due to changes in applicable tax rates in certain jurisdictions.

“Business conditions stabilized during the March quarter, with order rates improving each month and the book-to-bill ratio increasing to 1.04. Costs remain under control and are being rigorously monitored,” commented Martin P. Slark, Molex’s Chief Executive Officer. “The long term themes driving the business—mobility, IT spending and growth in emerging markets - continue to develop, affording Molex significant opportunities for long-term growth. In addition, cash flow has been very strong, exceeding net income for each of the last three quarters. Accordingly, our Board of Directors has approved an increase to the quarterly dividend by 10% to $0.22 per share.”

Other financial highlights for the quarter ended March 31, 2012

•	Gross profit margin was 30.5%, compared with 29.8% in the March 2011 quarter and 30.7% in the December 2011 quarter.

•	SG&A expense was $163.9 million, compared with $159.4 million in the March 2011 quarter and $163.1 million in the December 2011 quarter.

•	Capital expenditures were $54.4 million or 6.5% of revenue.

•	Depreciation and amortization was $58.5 million or 7.0% of revenue.

•	Backlog was $376.9 million, an increase of $30.6 million or 8.8% from the December 2011 quarter.

•	The book-to-bill ratio was 1.04 to 1.

•	Inventory days outstanding were 93 days compared with 87 days in the March 2011 quarter and 91 days in the December 2011 quarter.

•	Accounts receivable days outstanding were 72 days compared with 76 days in the March 2011 quarter and 71 days in the December 2011 quarter.

•	Cash flow from operations was $138.9 million.

•

The effective tax rate was 27.2%. Excluding the one-time benefit from releasing valuation allowances no longer required, partially offset by the impact of an adjustment to deferred tax assets, the effective tax rate was 30.6%.

Increase in Cash Dividend

The Board of Directors has approved an increase in the quarterly cash dividend to $0.22 per share, an increase of 10% from the previous cash dividend of $0.20 per share. The increase is effective for the cash dividend payable on July 25, 2012 to shareholders of record on June 29, 2012, for each share of Common Stock (MOLX), Class A Common Stock (MOLXA) and Class B Common Stock, and will continue quarterly until further action by the Board.

Outlook

Based upon current order rates, backlog and normal seasonality, the Company estimates revenue in a range of $870 to $900 million for the June 2012 quarter. At this level of revenue, the Company expects earnings per share in a range of $0.36 to $0.40 assuming constant foreign currency rates and commodity prices and an effective tax rate of 31%.

Earnings Conference Call Information

A conference call will be held on Wednesday, April 25, 2012 at 8:30 am central time. Please dial (888) 679-8037 to participate in the call. International callers should dial (617) 213-4849. Please dial in at least five minutes prior to the start of the call and refer to participant pass code 17139779. Internet users will be able to access the webcast, including slide materials, live and in replay in the “Investors” section of the Company’s website at www.molex.com. A 48-hour telephone replay will be available at approximately 10:30 am central time at (888) 286-8010 or (617) 801-6888 / pass code 16705816.

Other Investor Events

May 15, 2012 – 6th Annual Barrington Research Industrial & Business Services Conference in Chicago

May 31, 2012 – KeyBanc Industrial Conference in Boston

June 12, 2012 – William Blair & Company Growth Stock Conference in Chicago

Forward-Looking Statements

Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Words such as “expect,” “anticipate,” “outlook,” “forecast,” “could,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” “potential,” variations of such words and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on currently available information and include, among others, the discussion under “Outlook.” These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Respective risks, uncertainties, and assumptions that could affect the outcome or results of operations are described in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2011, and the Form 10-Q for the quarters ended September 30, 2011 and December 31, 2011.

Forward-looking statements are based upon beliefs, assumptions and information available at the time the statements are made. Actual outcomes and results may differ materially from what is expressed, implied, or forecast in these forward-looking statements. Reference may be made to forward-looking statements regarding growth strategies, industry trends, global economic conditions, success of customers, cost of raw materials, value of inventory, availability of credit, currency exchange rates, labor costs, protection of intellectual property, cost reduction initiatives, unauthorized activities in Japan, acquisition synergies, manufacturing strategies, product development introduction and sales, regulatory changes, competitive strengths, natural disasters, investigations and legal proceedings. Except as required under the federal securities laws, Molex does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this quarterly release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Molex Incorporated is a 73-year-old global manufacturer of electronic, electrical and fiber optic interconnection systems. Based in Lisle, Illinois, USA, the Company operates 40 manufacturing locations in 16 countries. The Molex website is www.molex.com.

# # #

Editor’s note: Molex is traded on the NASDAQ Global Select Market (MOLX and MOLXA) in the United States and on the London Stock Exchange. The Company’s voting common stock (MOLX) is included in the S&P 500 Index.

Molex Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

	Mar. 31, 2012	June 30, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$608,809	$532,599
Marketable securities	13,654	13,947
Accounts receivable, less allowances of $39,970 and $42,297, respectively	724,141	811,449
Inventories	546,909	535,953
Deferred income taxes	125,807	129,158
Other current assets	39,454	32,239

Total current assets	2,058,774	2,055,345
Property, plant and equipment, net	1,126,467	1,168,448
Goodwill	161,143	149,452
Non-current deferred income taxes	41,434	38,178
Other assets	175,795	186,429

Total assets	$3,563,613	$3,597,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and short-term borrowings	$100,976	$119,764
Accounts payable	314,999	359,812
Accrued expenses:
Accrual for unauthorized activities in Japan	177,338	182,460
Income taxes payable	49,737	2,383
Other	210,115	217,628

Total current liabilities	853,165	882,047
Other non-current liabilities	20,870	23,879
Accrued pension and postretirement benefits	91,284	100,866
Long-term debt	155,128	222,794

Total liabilities	1,120,447	1,229,586

Commitments and contingencies
Total stockholders’ equity	2,443,166	2,368,266

Total liabilities and stockholders’ equity	$3,563,613	$3,597,852

Molex Incorporated

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Net revenue	$837,080	$874,531	$2,630,663	$2,673,668
Cost of sales	581,904	613,917	1,819,822	1,866,933

Gross profit	255,176	260,614	810,841	806,735

Selling, general and administrative	163,853	159,448	496,151	475,548
Unauthorized activities in Japan	2,521	2,855	8,166	11,110

Total operating expenses	166,374	162,303	504,317	486,658

Income from operations	88,802	98,311	306,524	320,077
Interest (expense) income, net	(1,212)	(1,726)	(4,697)	(4,849)
Other income	1,561	1,325	3,319	5,766

Total other income (expense), net	349	(401)	(1,378)	917

Income before income taxes	89,151	97,910	305,146	320,994
Income taxes	24,268	29,765	95,730	99,462

Net income	$64,883	$68,145	$209,416	$221,532

Earnings per share:
Basic	$0.37	$0.39	$1.19	$1.27
Diluted	$0.36	$0.39	$1.18	$1.26
Dividends declared per share	$0.2000	$0.1750	$0.6000	$0.5025
Average common shares outstanding:
Basic	176,164	174,957	175,830	174,666
Diluted	178,134	176,449	177,152	175,678

Molex Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended March 31,
	2012	2011
Operating activities:
Net income	$209,416	$221,532
Add non-cash items included in net income:
Depreciation and amortization	179,664	181,716
Share-based compensation	17,248	17,009
Other non-cash items	8,914	17,719
Changes in assets and liabilities:
Accounts receivable	71,833	(2,143)
Inventories	(20,896)	(43,112)
Accounts payable	(38,382)	(63,725)
Other current assets and liabilities	(4,747)	3,903
Other assets and liabilities	7,328	(5,968)

Cash provided from operating activities	430,378	326,931
Investing activities:
Capital expenditures	(149,427)	(196,915)
Acquisitions	(24,000)	(18,847)
Proceeds from sales of property, plant and equipment	3,373	1,460
Proceeds from sales or maturities of marketable securities	8,348	5,568
Purchases of marketable securities	(8,881)	(6,062)
Other investing activities	11,000	(196)

Cash used for investing activities	(159,587)	(214,992)
Financing activities:
Proceeds from revolving credit facility	75,000	85,000
Payments on revolving credit facility	(255,000)	(20,000)
Proceeds from short-term loans and current portion of long-term debt	—	28,856
Payments on short-term loans and current portion of long-term debt	(53,615)	(31,843)
Proceeds from issuance of long-term debt	150,000	—
Payments of long-term debt	(479)	(47,908)
Cash dividends paid	(105,375)	(83,766)
Exercise of stock options	6,867	5,935
Other financing activities	(3,199)	(2,990)

Cash used for financing activities	(185,801)	(66,716)
Effect of exchange rate changes on cash	(8,780)	26,221

Net increase in cash and cash equivalents	76,210	71,444
Cash and cash equivalents, beginning of period	532,599	376,352

Cash and cash equivalents, end of period	$608,809	$447,796